  EXHIBIT 10.1

LEAFBUYER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED

2017 EQUITY INCENTIVE PLAN

(As Amended and Restated on April 14, 2020)

ARTICLE I

PURPOSE

1.01 Purpose. The purposes of this Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Capitalized terms referenced in this Plan shall have the meanings set forth in Article II or as otherwise defined in this Plan.

1.02 Available Awards and Eligible Recipients. Toward these purposes, and subject to the conditions set forth in this Plan, this Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors.

1.03 Background. The Plan was first effective on April 21, 2017 (the “Initial Plan”), was amended on April 3, 2019 (the "Amended and Restated Plan") and is being amended and restated hereby, to; (a) increase the number of shares of Common Stock to be issued hereunder, and (b) lengthen the ten (10) years term effective as of the Effective Date of this Plan. Outstanding stock options and any other awards under the Initial Plan or the Amended and Restated Plan shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments and adjustment as the Board determines, consistent with the Initial Plan or the Amended and Restated Plan as applicable), and the shares with respect to any such outstanding options or other awards under the Initial Plan and the Amended and Restated Plan shall be issued, settled or transferred under this Plan.

ARTICLE II

DEFINITIONS

As used herein, the following definitions will apply to the capitalized terms indicated below:

2.01 “Affiliate” means any Subsidiary or any other corporation, partnership, limited liability company or other form of legal entity in which a substantial portion of the ownership interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or other Affiliates or a combination thereof. For purposes hereof, the Company, a Subsidiary or other Affiliate shall be deemed to have a substantial ownership interest in a partnership or limited liability company if the Company, the Subsidiary or other Affiliate: (a) shall be allocated a majority of partnership or limited liability company gains or losses, or (b) shall be or control a managing member, manager, managing director or a general partner of such partnership or limited liability company.

2.02 “Amended and Restated Plan” has the meaning set forth in Section 1.03 of this Plan.

2.03 “Applicable Law” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.04 “Award” means, individually or collectively, a grant under the Plan of any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award.

2.05 “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

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2.06 “Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award after the Participant’s death. If the Participant does not validly designate a Beneficiary, or if the designated person no longer exists, then the Participant’s Beneficiary shall be his or her estate.

2.07 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.05, the term “Board” shall include such Committee.

2.08 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

2.09 “Cause” shall have the same meaning given to such term (or other term of similar meaning) in a Services Agreement for purposes of termination of employment or services under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of “Cause” (or other term of similar meaning), the term “Cause” shall mean: (a) any material breach by the Participant of any agreement to which the Participant and the Company or an Affiliate are parties, (b) any continuing act or omission to act by the Participant which may have a material and adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company or an Affiliate, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or an Affiliate.

2.10 “Change in Control” means, unless such term or an equivalent term is otherwise defined in an Award Agreement or in any Services Agreement, and in the absence of any such agreements or if such agreements do not include a definition of “Change in Control” (or other term of similar meaning), the occurrence of any of the following:

(a) A change in the ownership of the Company which occurs on the date any one individual, entity or other person, or a related group of such persons (such person or group, a “Person”) acquires ownership of stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (whether such change in ownership occurs by way of a merger, consolidation, purchase or acquisition of stock, or other similar business transaction with the Company); provided, however, that, a Change in Control shall not occur if any Person owns more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b) A change in the effective control of the Company which occurs on the date a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing fifty percent (50%) or more of the total voting power of the stock of the Company; provided, however, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control;

(c) A change in the effective control of the Company which occurs on the date a majority of the members of the Board of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election;

(d) A change in the ownership of a substantial portion of the Company's assets which occurs on the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s); provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (i) a transfer to an entity that is controlled by the Company's shareholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) an individual that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by an individual described in subpart (C) immediately above; or

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(e) The date on which a complete liquidation or dissolution of the Company is consummated.

For purposes of this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Furthermore, for purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Treasury Regulation Section 1.409A-3(i)(5).

2.11 “Code” means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.12 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Eligible Employee, Consultant or Eligible Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Eligible Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Board or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this provision shall only be given effect to the extent consistent with Section 409A of the Code.

2.13 “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3.05.

2.14 “Common Stock” means the common stock, $0.001 par value per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

2.15 “Company” means Leafbuyer Technologies, Inc., a Nevada corporation, and any successor thereto.

2.16 “Consultant” means any individual who is engaged by the Company or an Affiliate to render bona-fide consulting or advisory services; provided, however, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 of the Securities Act of 1933, as amended.

2.17 “Disqualifying Disposition” means any disposition (as defined in Section 424 of the Code, including any sale) of all or any portion of Common Stock acquired upon exercise of an Incentive Stock Option before the later of: (a) two (2) years after the Grant Date of the Incentive Stock Option, or (b) one (1) year after the date of exercise of the Incentive Stock Option.

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2.18 “Disability” means, except as otherwise provided in this Plan, the Participant is unable to continue providing services by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

2.19 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of whole shares of Common Stock that could be purchased at Fair Market Value upon, and with the amount of, each cash distribution made by the Company during the period such Award is outstanding with respect to a number of shares of Common Stock equal to the number of Restricted Stock Units subject to the Award at the time of each such distribution.

2.20 “Effective Date” means April 14, 2020.

2.21 “Eligible Employee” means any employee of the Company or an Affiliate as approved by the Board.

2.22 “Eligible Director” means any member of the Board who is not an employee of the Company or an Affiliate, or a Consultant.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.24 “Fair Market Value” means on any given date the fair market value of the Common Stock as of such date, as determined below: (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing sales price of the Common Stock as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then for the last preceding business day on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, or, if there was no such price for such day, then for the last preceding business day, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value of the Common Stock as determined in good faith by the Board using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision.

2.25 “Family Members” means the spouse, children or grandchildren of the Participant.

2.26 “Grant Date” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board as the Grant Date in such authorization.

2.27 “Good Reason” means, unless an applicable Award Agreement states otherwise, (a) if an Eligible Employee or Consultant is a party to a Services Agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure (in all cases other than isolated incidents that, if curable, are promptly remedied by the Company or its Affiliate); (ii) a material reduction in the Participant’s base salary or bonus opportunity (other than across the board reductions applicable to similarly situated persons); or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

2.28 “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.29 “Initial Plan” has the meaning set forth in Section 1.03 of this Plan.

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2.30 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.31 “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.32 “Option” means an Award granted under Article V of this Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

2.33 “Parent Corporation” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.34 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under this Plan.

2.35 “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of this Plan.

2.36 “Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

2.37 “Plan” means the Leafbuyer Technologies, Inc. Second Amended and Restated 2017 Equity Incentive Plan, as amended and/or amended and restated from time to time.

2.38 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of this Plan.

2.39 “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of this Plan.

2.40 “Restriction Period” means the period during which an Award remains subject to time- and/or performance-based restrictions.

2.41 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of this Plan.

2.42 “Services Agreement” means any written employment agreement or other written contract of service between the Participant and the Company or an Affiliate.

2.43 “Share Reserve” has the meaning set forth in Section 4.01 of this Plan.

2.44 “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.

2.45 “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.01 Administration of this Plan. Subject to the Board’s delegation authority at Section 3.05, the Board shall administer this Plan. Neither the Company nor any member of the Board shall be liable for any action or determination made in good faith by the Board with respect to this Plan or any Award hereunder. The Board’s determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Participant, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Board to assist in the administration of this Plan. The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Board, by execution of written agreements and/or other instruments in such form as is approved by the Board.

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3.02 Authority of Board. Subject to the provisions of this Plan, the Board shall have exclusive authority and power to:

(a) Select Eligible Employees and Consultants to participate in this Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award is granted, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Adopt rules for the administration, interpretation and application of this Plan as are consistent herewith, and interpret, amend or revoke any such rules.

(g) Correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in this Plan or any Award granted hereunder.

(h) Make all other decisions and determinations it deems advisable for the administration of this Plan.

(i) Decide all disputes arising in connection with this Plan and otherwise supervise the administration of this Plan.

(j) Take any and all other action it deems necessary or advisable for the proper operation or administration of this Plan.

3.03 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in this Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation. If the Board appoints a Committee to administer this Plan, it may delegate to the Committee administration of all aspects of the Awards made to Eligible Directors.

3.04 The Board to Make Rules and Interpret Plan; Decisions Final. The Board in its sole discretion shall have the authority, subject to the provisions of this Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to this Plan, as it may deem necessary or advisable for the administration of this Plan. The Board’s interpretation of this Plan or any Awards and all decisions and determinations by the Board with respect to this Plan shall be final, binding, and conclusive on all parties.

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3.05 Delegation. The Board may, by resolution, appoint a Committee of one or more members of the Board to administer this Plan and delegate its powers described under Section 3.02 for purposes of Awards granted to Eligible Employees and Consultants; provided, however, that no such delegation shall be effective with respect to Awards for individuals subject to Section 16 of the Exchange Act with respect to the Company unless the Committee consists solely of two or more “non-employee directors.” Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board or Committee at any time.

3.06 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, and to the extent allowed by applicable laws, the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Board may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Board in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.01 Share Reserve. Subject to Article XII and any other limitations set forth herein, no more than 20,000,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan (the “Share Reserve”). For purposes of clarity, the Share Reserve shall include the number of shares of Common Stock that, as of the date of stockholder approval of this Plan, that have been reserved but not issued pursuant to any awards granted under the Initial Plan or the Amended and Restated Plan, and any shares of Common Stock subject to stock options or similar awards granted under the Initial Plan or the Amended and Restated Plan that expire or otherwise terminate without having been exercised in full and Common Stock issued pursuant to the Initial Plan or the Amended and Restated Plan that are forfeited to the Company in accordance with their terms, if any, and shall be reduced by the number of shares of Common Stock, as of the date of stockholder approval of this Plan, that have been issued pursuant to any awards granted under the Initial Plan or the Amended and Restated Plan.

4.02 Other Limits, Terms and Conditions. Awards granted under this Plan shall be subject to the following further conditions:

(a) ISO Limit. Subject to Article XII, the aggregate number of shares of Common Stock that may be covered by Options that are designated as Incentive Stock Options may not exceed the Share Reserve.

(b) Director Limit. Subject to Article XII, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted to any Eligible Director in any calendar year may not exceed one hundred thousand dollars ($100,000.00) in total value (calculating the value of any such Awards based on the Fair Market Value of such Awards as of the Grant Date thereof), or with respect to the calendar year in which an Eligible Director is first appointed or elected to the Board, two hundred thousand dollars ($200,000.00).

(c) Reversion of Shares. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under this Plan and shall not be counted against the shares authorized under Section 4.01. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under this Plan and shall not be counted against the shares authorized under Section 4.01. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 4.01. Shares of Common Stock withheld to satisfy applicable withholding taxes pursuant to Section 13.03 shall be available for future issuance under this Plan. Any shares of Common Stock tendered or withheld in payment of any exercise price or purchase price of an Award (for example, Options) will be available for future issuance under this Plan.

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(d) Sources and Form of Shares. Common Stock delivered by the Company in payment of an Award authorized under Article V (regarding Options) and Article VI (regarding Restricted Stock) may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company. Shares of Common Stock issued under this Plan may be evidenced in any manner determined by the Board, including, but not limited to, separate certificates or book-entry registration.

(e) Fractional Shares. The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(f) Adjustments to Exercise Price. Except for adjustments pursuant to Article XII or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding Option or SAR may not be decreased after the Grant Date nor may an outstanding Option or SAR granted under this Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or any other award under this Plan. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under this Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

(g) Maximum Term. The maximum term of any Award shall be ten (10) years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code, as described further below).

ARTICLE V

STOCK OPTIONS

5.01 Grant of Options. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees, which may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. For purposes of clarity, Incentive Stock Options may be granted only to Eligible Employees. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.02.

5.02 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. Except as limited by Section 5.02(e) below, each Option shall state the exercise price which shall be set by the Board at the Grant Date; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) or Section 424(a) of the Code, as applicable.

(b) Form of Payment of Exercise Price. The exercise price of an Option may be paid: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Board in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; (iii) subject to prior approval by the Board in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price; (iv) subject to prior approval by the Board in its discretion, by a “cashless” exercise program established with a broker through procedures approved by the Board (such procedures may include a broker either (A) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale, minus the exercise price, withholding taxes and any fees due to the broker, or (B) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant, either directly or through the Company, a stock certificate for the remaining shares of Common Stock); or (iv) subject to prior approval by the Board in its discretion, by a combination of the foregoing.

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(c) Exercise of Options.

(i) In General; Notice. Options granted under this Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the applicable Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Board) at least two business days in advance of such exercise (or such lesser period of time as the Board may require) stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii) Exercise upon Terminations. Unless otherwise provided in an Award Agreement or determined by the Board, the following provisions will apply to the exercisability of Options following the termination of a Participant’s Continuous Service with the Company or an Affiliate:

(A) As to Eligible Employees. If an Eligible Employee’s Continuous Service with the Company or an Affiliate terminates as a result of death or Disability, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any: (i) vested Incentive Stock Option for a period of up to one (1) year, and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s Continuous Service terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three (3) months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The unvested portion of any Option shall be forfeited immediately upon termination; provided, however, that the Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of the Continuous Service of any Participant is terminated; provided further, however, that if the termination of Continuous Services is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

(B) As to Consultants and Eligible Directors. In the event a Consultant ceases to provide services to the Company or an Affiliate, or an Eligible Director ceases to serve as a director of the Company, the unvested portion of any Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Consultant’s or Eligible Director’s Award Agreement or by the Board; provided, however, that if said termination is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. Unless otherwise provided in the applicable Award Agreement, the Consultant or Eligible Director shall have a period of three (3) years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his or her date of termination of service. In no event shall any Option be exercisable past the term of the Option.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to: (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or in service to the Company or an Affiliate or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

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(e) Special Restrictions Relating to Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options (including any SARs issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(i) Employee Recipients. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliate not a Subsidiary unless such Affiliate shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(ii) Maximum Term. Subject to Section 5.02(e)(iv) (regarding certain 10% shareholders), Options issued in the form of Incentive Stock Options shall not be exercisable for more than ten (10) years after the Grant Date.

(iii) Exercise Price. Subject to Section 5.02(e)(iv) (regarding certain 10% shareholders), the exercise price of each Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to this Option on the Grant Date.

(iv) 10% Shareholder Limits. No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than ten percent (10%) of the combined voting power of the Company or its Subsidiaries or a Parent Corporation, unless: (A) at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date, and (B) such Option by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

(v) $100K Limitation. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and Parent Corporations exceeds an amount equal to one hundred thousand dollars ($100,000.00), such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made.

(vi) Disqualifying Dispositions. Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a Disqualifying Disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option, which notice shall include the price realized upon the sale of such shares of Common Stock.

(vii) Employee Status. Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three (3) months (or one (1) year in the case of the Disability of a Participant within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company, a Parent Corporation or a Subsidiary (or a Parent Corporation or Subsidiary of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(viii) Recast of Option. In the event that an Option designated as Incentive Stock Options fails to meet or continue to meet the requirements of Section 422 of the Code, such Option shall be re-designated as a Nonqualified Stock Option.

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(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.01 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of this Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including without limitation, a book-entry registration or issuance of a stock certificate or certificates.

6.02 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards shall be subject to such time- and/or performance-based restrictions as the Board shall determine and set forth in the applicable Award Agreement. Restricted Stock Awards granted to an Eligible Employee may require the holder to remain in the employment and Continuous Service of the Company or an Affiliate for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors may require the holder to remain in the Continuous Service of the Company or an Affiliate for a period of time. In addition to or in lieu of any time vesting conditions determined by the Board vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Board. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Board shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period or prior to the fulfillment of any other specified vesting conditions. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c) Rights as Stockholders. Unless otherwise provided in the Award Agreement, during any Restriction Period (and prior to the fulfillment of any other specified vesting conditions), the Participant shall have all of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same risk of forfeiture and same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

RESTRICTED STOCK UNITS

7.01 Grant of Restricted Stock Units. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of this Plan as the Board shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

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7.02 Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a) Restriction Period. Restricted Stock Units shall be subject to such time- and/or performance-based restrictions as the Board shall determine and set forth in the applicable Award Agreement. Restricted Stock Units granted to an Eligible Employee may require the holder to remain in the employment and Continuous Service of the Company or an Affiliate for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors may require the holder to remain in the Continuous Service of the Company or an Affiliate for a period of time. In addition to or in lieu of any time vesting conditions determined by the Board, vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Board. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Board shall lapse with respect to the Restricted Stock Units.

(b) Lapse of Restrictions. The Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement upon settlement of a Restricted Stock Unit for which the restrictions have lapsed.

(c) Cash Dividend Rights and Dividend Unit Rights. The Board may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Board), or be subject to such other provisions or restrictions as determined by the Board in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Board in its sole discretion.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.01 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of this Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director.

(a) Tandem SARs. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award shall be automatically terminated.

(b) Independent SARs. SARs may also be granted as an independent Award separate from an Option.

(c) Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of this Plan.

(d) Exercise Price. The exercise price of a SAR shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date of the SAR.

8.02 Exercise and Payment. SARs granted under this Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Board) at least two (2) business days in advance of such exercise (or such lesser period of time as the Board may require). The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

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8.03 Restrictions on Tandem SARs. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall use commercially reasonable efforts to subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than ten percent (10%) of the combined voting power of the Company or its Subsidiaries or a Parent Corporation on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE IX

PERFORMANCE UNITS

9.01 Grant of Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 9.02.

9.02 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Board shall establish performance targets for each Award based upon such operational, financial or performance criteria determined by the Board. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X

PERFORMANCE BONUS

10.01 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus upon the achievement of one or more performance targets established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target(s) shall be based upon such operational, financial or performance criteria determined by the Board.

10.02 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

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ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

11.01 Grant of Stock Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of this Plan as the Board shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Board may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

11.02 Grant of Other Incentive Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under this Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under this Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Board, subject to the terms of this Plan.

ARTICLE XII

STOCK ADJUSTMENTS

12.01 Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the Effective Date, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 12.01, (a) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (b) outstanding Awards and Award Agreements shall be adjusted in accordance with (i) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (ii) Section 409A of the Code with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to this Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

12.02 Adjustments Upon Change in Control. Subject to the terms of any Services Agreement or Award Agreement, upon the occurrence of a Change in Control, the Board, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change in Control:

(a) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Board determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Board without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion;

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(b) provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c) make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d) accelerate any vesting schedule to which an Award is subject;

(e) provide that such Award shall be payable, notwithstanding anything to the contrary in this Plan or the applicable Award Agreement; and/or

(f) provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section 12.02 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

ARTICLE XIII

GENERAL

13.01 Term and Amendment or Termination of this Plan.

(a) Term of Plan. Unless terminated earlier by the Board or extended by the Board with the approval of the stockholders of the Company pursuant to this Section 13.01, the authority to grant new Awards under this Plan will terminate on the tenth (10th) anniversary of the Effective Date, with this Plan otherwise to remain in effect until such time as no shares of Common Stock remain available for delivery under this Plan and the Company has no further rights or obligations under this Plan with respect to outstanding Awards. Accordingly, Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

(b) Amendments or Termination of Plan. The Board, in its sole discretion, may alter, amend, suspend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to this Plan (i) would materially increase the aggregate number of shares of Common Stock available under this Plan (except by operation of Article XII), (ii) would materially modify the requirements as to eligibility for participation in this Plan, (iii) would materially increase the benefits to Participants provided by this Plan, (iv) would modify the provisions of Section 4.02(g), or (v) must otherwise be approved by the stockholders of the Company in order to comply with Applicable Law, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of stockholder approval required by Applicable Law, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange.

(c) Participant Consent. Except as otherwise specifically provided herein, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

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13.02 Transferability.

(a) Except as provided in Section 13.02(b) hereof or as otherwise determined by the Board, Awards under this Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Board in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Board may provide in the terms of an Award Agreement or in any other manner prescribed by the Board that the Participant shall have the right to designate a Beneficiary or Beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

(b) The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) Family Members, (iii) a trust or trusts for the exclusive benefit of such Family Members, or (iv) a partnership or limited liability company in which such Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provides for transferability in a manner consistent with this Section 13.02. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.02(b). Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.02(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.02(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.02(c)(ii). No transfer pursuant to this Section 13.02(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.02(b), all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

13.03 Withholding Taxes. Unless otherwise paid by the Participant, the Company or any of its Affiliates shall be entitled to deduct from any payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (a) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes or (b) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (a) or (b) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

13.04 Change in Control. Unless otherwise provided in the applicable Award Agreement, Awards granted under this Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change in Control.

13.05 Amendments to Awards. Subject to the limitations of Article IV and the other terms and conditions of this Plan, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not currently exercisable or vested, to the extent it deems appropriate, including in accordance with Section 13.13. Provided, however, amendments which adversely affect the Participant’s rights thereunder shall require the Participant’s consent.

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13.06 Regulatory Approval and Listings. In the sole discretion of the Board, the Company may file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

13.07 No Right to Continued Employment or Other Service. Participation in this Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employ or other service of the Company or any Affiliate. The Company or an Affiliate, in the case of employment or other service with an Affiliate, reserve the right to terminate any Eligible Employee, Consultant or Eligible Director at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Consultant, Eligible Director or any other individual any right to be selected as a Participant or to be granted an Award.

13.08 Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.09 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.10 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Nevada except as superseded by applicable federal law.

13.11 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or Beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or Beneficiary. In addition, by accepting or exercising any Award granted under this Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

13.12 No Trust or Fund Created. Neither this Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

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13.13 Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder (“Section 409A”), and that this Plan and all Award Agreements shall be interpreted and applied by the Board in a manner consistent therewith. In the event that (i) any provision of this Plan or an Award Agreement, (ii) an Award or payment or transaction with respect thereto, or (iii) other action or arrangement contemplated by the provisions of this Plan is determined by the Board to not comply with the applicable requirements of Section 409A, the Board shall have the authority to take such actions and to make such changes to this Plan or an Award Agreement as the Board deems necessary to comply with such requirements without the consent of the Participant.

(b) No payment that constitutes deferred compensation under Section 409A that would otherwise be made under this Plan or an Award Agreement upon a termination of employment or other service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A. For purposes of applying the provisions of Section 409A to this Plan or an Award Agreement, each separately identified amount to which a Participant is entitled shall be treated as a separate payment within the meaning of Section 409A, and, to the extent permissible under Section 409A, any series of installment payments thereunder shall be treated as a right to a series of separate payments.

(c) Notwithstanding the foregoing or anything elsewhere in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one day following the date of the Participant’s termination or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).

(d) If any payment due under this Agreement is both deferred compensation subject to Code Section 409A and is conditioned upon the execution of a release of claims, then such payment (or series of payments) shall be made or begin on the 90th day following the event triggering such payment (or series of payments), provided that Employee has executed and submitted the release of claims and the period during which Employee is entitled to revoke such release has expired on or before that 90th day.

(e) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and in no event whatsoever shall the Company be liable for, or indemnify or hold harmless the Participant for, any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.

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